--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            FIRST FINANCIAL BANCORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            FIRST FINANCIAL BANCORP.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:_______
     (2) Aggregate number of securities to which transaction applies:__________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________
     (4) Proposed maximum aggregate value of transaction:______________________
     (5) Total fee paid:_______________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rul 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:_______________________________________________
     (2) Form, Schedule or Registration Statement No.:_________________________
     (3) Filing Party:_________________________________________________________
     (4) Date Filed:___________________________________________________________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            FIRST FINANCIAL BANCORP.
                                300 High Street
                                  P.O. Box 476
                           Hamilton, Ohio 45012-0476

                            NOTICE OF ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS

                           TO BE HELD APRIL 23, 1996

                                                                  Hamilton, Ohio
                                                                  March 15, 1996

To the Shareholders:

     The Annual Meeting of Shareholders of First Financial Bancorp. (the "Corporation") will be held at the FITTON CENTER FOR CREATIVE ARTS, 101 SOUTH MONUMENT AVENUE, HAMILTON, OHIO 45011, on April 23, 1996, at 2:00 P.M., local time, for the following purposes:

     1. To elect the following five Directors for terms expiring in 1999 (Class
        I) as successors to the class of Directors whose terms expire in 1996:
        Messrs. Arthur W. Bidwell, Carl R. Fiora, Vaden Fitton, Barry J. Levey and Stephen S. Marcum.

     2. To consider and act upon a proposed amendment to the Corporation's Regulations regarding the appointment of Directors.

     3. To consider and act upon, in their discretion, such other matters as may properly come before the meeting or any adjournment thereof.

     On March 8, 1996, there were             common shares outstanding. Each
shareholder is entitled to one vote for each common share held regarding each matter properly brought before the meeting. Holders of record of the Corporation at the close of business on March 8, 1996 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                   By Order of the Board of Directors,

                                   /s/MICHAEL R. O'DELL
                                   ------------------------------
                                   Michael R. O'Dell, Senior Vice President,
                                   Chief Financial Officer, and Secretary

EVERY SHAREHOLDER'S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. A STAMPED, ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                            FIRST FINANCIAL BANCORP.
                                300 High Street
                                  P.O. Box 476
                           Hamilton, Ohio 45012-0476

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                   APPROXIMATE DATE TO MAIL -- MARCH 15, 1996

     On behalf of the Board of Directors of First Financial Bancorp. (the "Corporation"), a proxy is solicited from you to be used at the Corporation's Annual Meeting of Shareholders ("Annual Meeting") scheduled for April 23, 1996, at 2:00 P.M., local time, to be held at the FITTON CENTER FOR CREATIVE ARTS, 101 SOUTH MONUMENT AVENUE, HAMILTON, OHIO 45011.

     Proxies in the form enclosed herewith are being solicited on behalf of the Corporation's Board of Directors. Proxies which are properly executed and returned will be voted at the Annual Meeting as directed; proxies properly executed and returned which indicate no direction will be voted in favor of the proposals set forth in the notice attached hereto and more fully described in this Proxy Statement. Proxies indicating an abstention from voting on any matter will be tabulated as a vote withheld on such matter and will be included in computing the number of shares present for purposes of determining the presence of a quorum for the shareholders meeting. If a broker indicates on the form of proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present but not entitled to vote with respect to that matter. Any shareholder giving the enclosed proxy has the power to revoke the same prior to its exercise by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date, or by giving notice of revocation in open meeting.

                               VOTING SECURITIES

     As of March 8, 1996, the record date fixed for the determination of
shareholders entitled to vote at the Annual Meeting, there were   shares of
common stock outstanding, which is the only outstanding class of capital stock of the Corporation. Each such share is entitled to one vote on each matter properly coming before the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

     As of March 1, 1996, First National Bank of Southwestern Ohio, Hamilton,
Ohio, and other subsidiary banks, as Trustees, held in trust           shares,
amounting to   % of the outstanding common shares of the Corporation, which shares are held by them in their fiduciary capacity under various agreements with them as Trustees. The Trustees have advised the Corporation that they have
sole voting power for           shares, shared voting power for
shares, sole investment power for           shares, and shared investment power
for           shares. The Trustees hold           common shares under trust
arrangements for certain directors and executive officers, and their respective spouses or minor children, which common shares are also reported in the following table showing share ownership of directors and executive officers. The Ohio Casualty Insurance Company, 136 North Third Street, Hamilton, Ohio 45025, a
subsidiary of Ohio Casualty Corporation, is the owner of           shares,
amounting to   % of the outstanding common shares of the Corporation. In
addition, Cincinnati Financial Corporation, 6200 South Gilmore Road, Cincinnati,
Ohio 452  , is the owner of   % of the outstanding common shares of the
Corporation. The Board of Directors has no knowledge of any person who owned of record or beneficially more than 5% of the outstanding common shares of the Corporation.

                 SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
                           AND NOMINEES FOR DIRECTOR

     As of March 1, 1996, the directors of the Corporation, including the five persons intended by the Board of Directors to be nominated for election as directors, the executive officers of the Corporation named in the Summary Compensation Table who are not also directors and all executive officers and directors of the Corporation as a group beneficially owned common shares of the Corporation as set forth below.

                                                                   AMOUNT AND NATURE        PERCENTAGE
                                                                OF BENEFICIAL OWNERSHIP         OF
      NAME                                                       OF COMMON SHARES(15)        CLASS(1)
      ----                                                      -----------------------     ----------
Arthur W. Bidwell.............................................            37,353(2)
Thomas C. Blake...............................................            51,462(3)
Donald M. Cisle...............................................             4,708(4)               %
Carl R. Fiora.................................................             5,465(5)
Richard J. Fitton.............................................           244,855                  %
Vaden Fitton..................................................           163,369(6)               %
F. Elden Houts................................................            15,432(7)
Murph Knapke..................................................             7,016
Charles T. Koehler............................................            81,909(8)
Barry J. Levey................................................            42,467
Joseph L. Marcum..............................................           223,649(9)               %
Stephen S. Marcum.............................................             8,985(10)
Lauren N. Patch...............................................             2,141(11)
Stanley N. Pontius............................................            22,533
Barry S. Porter...............................................             5,284(12)
Joel H. Schmidt...............................................            27,248(13)
Richard E. Weinman............................................            33,305(14)
James J. Ashburn..............................................            34,036
Rick L. Blossom...............................................            12,765
All Executive Officers, Directors, and Nominees as a group
  (20 persons)(15)............................................         1,023,982                  %

---------------
 (1) Percentages of class are listed only for those owning in excess of one (1%) percent.

 (2) Of these 535 shares are owned by Mr. Bidwell's wife for which he disclaims beneficial ownership

 (3) Of these, 11,111 shares are owned by BSS Realty, and 19,292 shares are owned by Mr. Blake's wife, for which Mr. Blake disclaims beneficial ownership.

 (4) Seward-Murphy Inc., a corporation of which Mr. Cisle owns 40% of the outstanding voting power and his father, Don S. Cisle, Jr., owns 60% of the outstanding voting power, owns 147,500 common shares of the Corporation. Mr. Cisle disclaims beneficial ownership of these shares.

 (5) Of these, 982 shares are owned by Mr. Fiora's wife, for which he disclaims beneficial ownership.

 (6) Of these, 6,666 shares are owned by Mr. Fitton's wife, for which he disclaims beneficial ownership.

 (7) Of these, 362 shares are owned by Mrs. Houts' wife, for which he disclaims beneficial ownership.

 (8) Of these, 36,400 shares are owned by Mr. Koehler's wife, for which he disclaims beneficial ownership.

 (9) Of these, 30,000 shares are owned by Mr. Marcum's wife, for which he disclaims beneficial ownership, 18,332 shares are held in Howard Sloneker Trust D, of which Mr. Marcum's wife is the trustee and beneficiary, for which he disclaims beneficial ownership, and 11,000 shares are held by Mr. Marcum's foundation, for which he disclaims beneficial ownership. The shares shown do not include common shares held by Ohio Casualty Corporation of which Mr. Marcum is the Chairman of the Board. Mr. Marcum disclaims beneficial ownership of those shares. Since Mr. Marcum's term as a director expires at this year's annual meeting of shareholders and Mr. Marcum's age exceeds 70, Mr. Marcum is not eligible to be nominated for re-election as a director.

(10) Of these, 1,267 shares are owned by Mr. Marcum's wife, for which he disclaims beneficial ownership and 2,902 shares are owned by their children, for which he disclaims beneficial ownership.

(11) Does not include common shares held by Ohio Casualty Corporation of which Mr. Patch is the President and Chief Executive Officer. Mr. Patch disclaims beneficial ownership of those shares.

(12) Of these, 42 shares are owned by Mr. Porter's son, for which he disclaims beneficial ownership. The shares shown do not include common shares held by Ohio Casualty Corporation of which Mr. Porter is Chief Financial Officer. Mr. Porter disclaims beneficial ownership of those shares.

(13) Of these, 7,508 shares are owned by Mr. Schmidt's wife, for which he disclaims beneficial ownership.

(14) As of January 12, 1996, Mr. Weinman retired as an executive officer of the Corporation.

(15) Includes shares subject to outstanding options under the 1991 Stock Incentive Plan which are exercisable by such individuals within 60 days.

                             ELECTION OF DIRECTORS

     The Board of Directors intends that five persons will be nominated for a three-year term (Class I). On December 31, 1995 Dr. Paul G. Risser resigned as a director of the Corporation, and on February 27, 1996 the Board of Directors appointed Donald M. Cisle as a director to fill the vacancy created by Mr. Risser's resignation. Joseph L. Marcum, a director of the Corporation since 1966, is not standing for re-election pursuant to the Corporation's policy that directors are not eligible for re-election after attaining age 70. The terms of the remaining directors in Classes II and III will continue as indicated below. It is intended that the accompanying proxy will be voted for the election of those five persons named under Class I in the following table. In the event that any one or more of such nominees unexpectedly becomes unavailable for re-election, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders, including a possible substitute nominee. The five nominees receiving the most votes at the Annual Meeting will be elected as directors.

                                           POSITION WITH COMPANY AND/OR
                                        PRINCIPAL OCCUPATION OR EMPLOYMENT            DIRECTOR
       NAME AND AGE(1)                       FOR THE LAST FIVE YEARS                  SINCE(2)
------------------------------  --------------------------------------------------    ---------
NOMINEES:
CLASS I TERM
  Expiring in 1999:

Arthur W. Bidwell,              President and Chief Executive Officer of Magnode        1990
  67                            Corp. (maker of aluminum extrusions), Trenton,
                                Ohio; Director of First National Bank of
                                Southwestern Ohio, Hamilton, Ohio.

Carl R. Fiora,                  Retired President and Chief Executive Officer of        1987
  61                            Armco Steel Co., L.P.; formerly Area Vice
                                President, Manufacturing and Services Group, Armco
                                Inc.; entire business career was with Armco Inc.
                                (diversified steel and energy company); Director
                                of Russell Metals Inc. (               ) and First
                                National Bank of Southwestern Ohio, Hamilton,
                                Ohio.

Vaden Fitton, (3)               Retired First Vice President of the First National      1965
  67                            Bank and Trust Company of Hamilton, Hamilton,
                                Ohio; Director of Ohio Casualty Corporation
                                (insurance holding company) and First National
                                Bank of Southwestern Ohio, Hamilton, Ohio.

Barry J. Levey,                 Chief Executive Officer, The Manchester Inn (a          1985
  65                            hotel), Middletown, Ohio; Of Counsel to the law
                                firm of Frost & Jacobs, Middletown, Ohio; Director
                                of First National Bank of Southwestern Ohio,
                                Hamilton, Ohio.

Stephen S. Marcum               Partner in Parrish, Fryman & Marcum Co., LPA;
  38                            Director of Ohio Casualty Corporation (insurance
                                holding company)
DIRECTORS WHOSE TERMS
  CONTINUE BEYOND ANNUAL
  MEETING IN 1996:
CLASS II TERM
  Expiring in 1997:

Richard J. Fitton,(3)           Chairman of the Board of First Financial Bancorp.;      1965
  68                            Chairman and Director of First National Bank of
                                Southwestern Ohio, Hamilton, Ohio. Retired as
                                Chief Executive Officer of First Financial
                                Bancorp. and First National Bank of Southwestern
                                Ohio effective July, 1992.

Murph Knapke,                   Owner of Knapke Law Office, Celina, Ohio; Director      1983
  48                            of The Citizens Commercial Bank & Trust Company,
                                Celina, Ohio.

                                           POSITION WITH COMPANY AND/OR
                                        PRINCIPAL OCCUPATION OR EMPLOYMENT            DIRECTOR
       NAME AND AGE(1)                       FOR THE LAST FIVE YEARS                  SINCE(2)
------------------------------  --------------------------------------------------    ---------
Stanley N. Pontius,             President and Chief Executive Officer of First          1991
  49                            Financial Bancorp.; President and Chief Executive
                                Officer and Director of First National Bank of
                                Southwestern Ohio, Hamilton, Ohio; formerly
                                President and Chief Executive Officer of Bank One,
                                Mansfield, Ohio; held various other positions at
                                Bank One Corporation for a period of 20 years.

Barry S. Porter,                Chief Financial Officer/Treasurer of Ohio Casualty      1988
  58                            Corporation (insurance holding company) and its
                                affiliated companies; Director of First National
                                Bank of Southwestern Ohio, Hamilton, Ohio.

Joel H. Schmidt,                Retired President and Chief Executive Officer of        1990
  69                            McManagment, Inc. and affiliated companies
                                (restaurant chain) since 1969; Director of First
                                National Bank of Southwestern Ohio, Hamilton,
                                Ohio.
CLASS III TERM
  Expiring in 1998:

Thomas C. Blake,                President of BSS Realty (real estate company);          1973
  68                            Director of First National Bank of Southwestern
                                Ohio, Hamilton, Ohio.

F. Elden Houts,                 Chairman, Chief Executive Officer and Director of       1983
  64                            The Citizens Commercial Bank & Trust Company,
                                Celina, Ohio.

Charles T. Koehler,             Retired Director and Chairman of the Board of           1971
  69                            Hamilton Brass & Aluminum Castings Company;
                                President and Treasurer of Miami-Cast Corp.
                                (makers of cast brass and aluminum moldings);
                                Director of First National Bank of Southwestern
                                Ohio, Hamilton, Ohio.

Lauren N. Patch                 President, Chief Executive Officer and Director of      1995
  44                            Ohio Casualty Corporation (insurance holding
                                company) and its affiliated companies.

Donald M. Cisle                 President of Donald S. Cisle Contractor, Inc.           1996
  41                            (construction contractor) since 1989.

---------------

(1) Ages are listed as of December 31, 1995.

(2) All directors and nominees are listed at the earlier of their service with the predecessor entities (First National Bank of Southwestern Ohio, The First National Bank and Trust Company of Hamilton, and First National Bank of Middletown), except for Messrs. Bidwell, Cisle, Fiora, Houts, Knapke, Levey, Marcum, Patch, Porter, Pontius and Schmidt.

(3) Vaden Fitton and Richard J. Fitton are cousins.

                         PROPOSAL TO AMEND REGULATIONS

     The Board of Directors is recommending a change in the Corporation's governing Regulations. The Regulations provide generally for the governance of the Corporation in accordance with the corporation laws of Ohio. In the judgment of the Board, the Regulations require an amendment at this time to provide the Board flexibility to obtain qualified directors to serve on the Board at times between the annual meetings of shareholders.

     The present Section 2.2 of Article II of the Regulations provides that the Board of Directors may increase or decrease the total membership of the Board not to exceed twenty-five members nor less than nine members. However, the present Regulations are silent about: (i) whether an increase in the number of directors can occur between annual meetings of shareholders and, if so, how the vacancies resulting from such increase are filled; and (ii) how a vacancy created by the shareholders' failure at any time to elect the whole authorized number of directors may be filled. The Board believes that it is advisable to address these issues and clarify their resolution in an amended Regulation. Although the Board intends for the election of directors to normally occur at the annual meeting of shareholders, in the past the Board has found that occasions arise during a year when a qualified individual may be available to serve as a director of the Corporation; however, if the Board must wait until the next annual meeting of shareholders to nominate that individual, that individual may have accepted other positions and may no longer be available to serve as a director. In addition, having to wait until the next annual meeting of shareholders deprives the Board of the individual's skills and talents unnecessarily. Therefore, the Board recommends that Section 2.2 of Article II of the Regulations be amended as set forth in Appendix A attached hereto.

RECOMMENDATION.

     ADOPTION OF THE PROPOSED AMENDMENT TO THE REGULATIONS TO AMEND SECTION 2.2 OF ARTICLE II OF THE REGULATIONS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON SHARES. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

EFFECT OF MANAGEMENT VOTE ON PROPOSAL.

     In as much as the directors and executive officers of the Corporation own
beneficially           common shares, or   % of the outstanding voting shares,
their votes on the proposal are not likely to have a material impact on whether this proposal is adopted.

                       MEETINGS OF THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

     During the last fiscal year, the Board of Directors held five regularly scheduled meetings and two special meetings. All of the incumbent directors and each nominee standing for re-election attended more than 75% of the regularly scheduled and special meetings during the last fiscal year.

     Each director received $3,000 as a retainer and $500 per meeting as director of the Corporation. Each non-employee director is paid $250 for each committee meeting attended. Pursuant to the 1991 Stock Incentive Plan, each non-employee director receives in the year in which he is re-elected to the Board of Directors an option to purchase 2,016 shares of Common Stock. The exercise price for each option granted is 100% of the fair market value on the date of grant.

     The Board of Directors has a standing Audit Committee, Executive Committee and a Compensation Committee. The Executive Committee acts as the Nominating Committee for the Board.

     The Audit Committee makes recommendations to the Board of Directors concerning the selection and engagement of the Corporation's independent auditors and reviews with them the scope and status of the audit, the fees for services performed by the firm, and the results of the completed audit. The Committee also reviews and discusses with the internal audit department, management and the Board of Directors, such matters as accounting policies, internal controls and procedures for preparation of financial statements. The members of the Audit Committee are Thomas C. Blake, Carl R. Fiora, Richard J. Fitton, Vaden Fitton, Barry S. Porter and Joel H. Schmidt. The Audit Committee held four meetings during the fiscal year.

     The Executive Committee, in the recess of the Board, has the authority to call a meeting to act upon most corporate matters subject to Board approval. The Committee acts as the Nominating Committee and makes recommendations to the Board regarding nominees for election as directors of the Corporation. The members of the Executive Committee are Arthur W. Bidwell, Thomas C. Blake, Richard J. Fitton, Vaden Fitton, Charles T. Koehler, Barry J. Levey, Joseph L. Marcum and Stanley N. Pontius. The Executive Committee held four meetings during the fiscal year.

     The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of the executive officers of the Corporation and all benefit plans of the Corporation. The members of the Compensation Committee are Joseph L. Marcum, Arthur W. Bidwell, Thomas C. Blake, Richard J. Fitton, Vaden Fitton, Charles T. Koehler, Barry J. Levey and Barry S. Porter. The Compensation Committee held two meetings during the fiscal year.

     The accounting firm of Ernst & Young LLP has served as independent public auditors for the Corporation and its subsidiaries during the past year. Management expects that representatives of that firm will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The Corporation's financial statements for the previous fiscal year were audited by Ernst & Young LLP. In connection with the audit function, Ernst & Young LLP also reviewed the Corporation's report on Form 10-K and other filings with the Securities and Exchange Commission. Ernst & Young LLP also completed retrospective reviews of the Corporation's quarterly reports on Form 10-Q.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation paid during the last three completed fiscal years by the Corporation and its subsidiaries to (1) the Chief Executive Officer, and (2) each of the four most highly compensated executive officers of the Corporation whose total salary and bonus annually exceed $100,000 for services in all capacities for the
Corporation:

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                                                 ------------------------------------
                                                    ANNUAL COMPENSATION                   AWARDS             PAYOUTS
                                             ---------------------------------   -------------------------   --------
               (A)                    (B)      (C)       (D)          (E)            (F)           (G)         (H)       (I)
                                                                                                   (2)                   (3)
                                                                     OTHER       RESTRICTED    SECURITIES             ALL OTHER
                                                                    ANNUAL          STOCK      UNDERLYING      LTIP    COMPEN-
             NAME AND                         SALARY    BONUS    COMPENSATION      AWARDS       OPTIONS/     PAYOUTS    SATION
        PRINCIPAL POSITION            YEAR     ($)       ($)          ($)            ($)         SARS(#)       ($)       ($)
----------------------------------    ----   --------   ------   -------------   -----------   -----------   -------- ----------
STANLEY N. PONTIUS(1)                 1995    268,004   84,365          0            1000             0          0       4,500
President and Chief                   1994    253,841   73,581          0               0         5,000          0       4,500
Executive Officer                     1993    236,380   72,973          0               0         8,333          0       4,497

RICHARD E. WEINMAN                    1995    153,941   43,358          0               0             0          0       4,066
Executive Vice President,             1994    135,179   36,717          0               0         3,500          0       4,016
Chief Financial Officer, and          1993    127,280   37,073          0               0         6,249          0       3,690
Secretary/Treasurer

F. ELDEN HOUTS                        1995    147,754   34,125          0               0             0          0       4,068
Chairman and Chief Executive          1994    137,978   33,211          0               0         1,875          0       3,944
Officer of The Citizens               1993    126,503   26,882          0               0         3,333          0       3,617
Commercial Bank & Trust
Company, Celina, Ohio

JAMES J. ASHBURN                      1995    146,268   33,527          0               0             0          0       4,246
Senior Vice President                 1994    135,069   32,897          0               0         2,343          0       4,042
                                      1993    127,555   33,343          0               0         4,166          0       3,716

RICK L. BLOSSOM                       1995    132,133   32,656          0               0             0          0       3,814
Senior Vice President                 1994    122,574   27,238          0               0         2,343          0       3,629
                                      1993    114,608   27,514          0               0         4,166          0       3,333

---------------

(1) Mr. Pontius' salary for 1995 includes his salary as President and Chief Executive Officer of First Financial Bancorp. and President and Chief Executive Officer of First National Bank of Southwestern Ohio.

(2) Adjusted for stock dividends of 10% payable January 2, 1993, of 33 1/3% payable January 3, 1994, and of 25% payable December 1, 1994.

(3) Represents the Corporation's contribution to the thrift plan.

     The Corporation did not make any grants of stock options or stock appreciation rights to the named executive officers of the Corporation during the fiscal year ended December 31, 1995.

     The following table shows aggregate option exercises in the last fiscal year and year end values.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES


              (A)                        (B)                 (C)                 (D)                (E)
                                                                              NUMBER OF
                                                                             SECURITIES           VALUE OF
                                                                             UNDERLYING          UNEXERCISED
                                                                             UNEXERCISED        IN-THE-MONEY
                                                                            OPTIONS/SARS        OPTIONS/SARS
                                                                           AT FY-END(#)(1)     AT FY-END($)(2)
                                                                          -----------------   -----------------
                                   SHARES ACQUIRED                        EXERCISABLE (E)/    EXERCISABLE (E)/
              NAME                ON EXERCISE(#)(1)   VALUE REALIZED($)   UNEXERCISABLE (U)   UNEXERCISABLE (U)
--------------------------------  -----------------   -----------------   -----------------   -----------------
Stanley N. Pontius..............        2,344               28,972             E15,698            E$127,820
                                                                               U   -0-            U$    -0-
Richard E. Weinman..............        3,125               29,063             E 5,128            E$ 26,336
                                                                               U   -0-            U$    -0-
F. Elden Houts..................        3,333               30,997             E 1,875            E$  5,344
                                                                               U   -0-            U$    -0-
James J. Ashburn................          -0-                  -0-             E10,175            E$ 94,774
                                                                               U   -0-            U$    -0-
Rick L. Blossom.................        3,131               30,684             E 3,125            E$ 14,537
                                                                               U   -0-            U$    -0-

---------------

(1) Adjusted for a stock dividend of 10% payable January 2, 1993, of 33 1/3% payable January 3, 1994 and of 25% payable December 1, 1994.

(2) Values stated based on the fair market value of $35.25 per share of the Corporation's Common Stock on December 31, 1995.

     The Corporation has no long term incentive plans relating to future compensation of the Chief Executive Officer or the named executive officers other than the 1991 Stock Incentive Plan.

PERSONAL BENEFITS

     The executive officers of the Corporation and its subsidiaries also receive certain fringe benefits such as participation in group medical and life insurance programs which are generally available to employees of the Corporation and its subsidiaries on a non-discriminatory basis. In addition, the executive officers are reimbursed for business-related expenses they incur (including certain club dues and expenses), and some officers also have the use of Corporation-owned automobiles. Management believes that the costs of reimbursement of such expenses and providing such automobiles constitute ordinary and necessary business expenses that facilitate job performance and minimize work-related expenses incurred by the executive officers. Executive officers have included in their taxable income the cost of personal use of Corporation-owned automobiles. Management has concluded that the aggregate amount of such personal benefits does not exceed, with respect to any executive officer, the lesser of $50,000 or 10% of the compensation of such person.

BENEFIT PLANS

     THRIFT PLAN AND RETIREMENT PLAN. The Corporation and its subsidiaries have a thrift plan and a retirement plan. These plans cover the majority of the employees of the Corporation and its subsidiaries, including the officers of the Corporation. All employees who are 21 years of age and have had one (1) year of service are covered.

     The thrift plan is voluntary and participants may contribute to the plan. The subsidiaries' contributions are 50% of each participant's contribution limited to 3% of base salary of each participant and become fully vested when made. All employees, however, may contribute to the plan in excess of the matching contributions up to 12% of base salary.

     In the non-contributory retirement plan, participants are 100% vested after five (5) years of credited service. The normal retirement benefit at the normal retirement age (65), effective January 1, 1989, is 1.1% of the average monthly compensation multiplied by years of service (maximum of 40), plus .6% of average monthly compensation greater than Social Security covered compensation multiplied by years of service (maximum of 35). Average monthly compensation is the average monthly compensation for the five consecutive plan years which produce the highest average. The estimated benefits accrued during the year under the retirement plan for each of the officers in the Summary Compensation Table are not actuarially ascertainable under the methods used for calculation of the cost to the Corporation by the actuaries. The cost of the retirement plan for the subsidiaries is set forth in the consolidated financial statements contained in the Annual Report to shareholders.

     Under the retirement plan, amounts that are payable to persons in selected remuneration and service classifications are:

                           ESTIMATED ANNUAL BENEFITS
                 FOR YEARS OF CREDITED SERVICE INDICATED(1)(2)

ANNUAL SALARY       15          20           25           30           35           40
-------------     -------     -------     --------     --------     --------     --------
  $  25,000       $ 5,250     $ 7,000     $  8,375     $  9,750     $ 11,125     $ 12,500
     50,000        11,393      15,191       18,614       22,036       25,459       28,209
     75,000        17,768      23,691       29,239       34,786       40,334       44,459
    100,000        24,143      32,191       39,864       47,536       55,209       60,709
    125,000        30,518      40,691       50,489       60,286       70,084       76,959
    150,000        36,893      49,191       61,114       73,036       84,959       93,209
    175,000        43,268      57,691       71,739       85,786       99,834      109,459
    200,000        49,643      66,191       82,364       98,536      114,709      125,709
    225,000        56,018      74,691       92,989      111,286      129,584      141,959
    250,000(2)     62,393      83,191      103,614      124,036      144,459      158,209
    275,000(2)     63,413      84,551      105,314      126,076      146,839      160,809
    300,000(2)     63,413      84,551      105,314      126,076      146,839      160,809
    325,000(2)     63,413      84,551      105,314      126,076      146,839      160,809

---------------

(1) Pension amounts shown under the foregoing table are computed on a straight-line annuity basis prior to deduction for Social Security benefits. The amounts of covered compensation (columns (c) and (d) of the Summary Compensation Table) which can be used to compute the estimated annual benefit and the credited years of participation under the retirement plan for each of the individuals named in the Summary Compensation Table were as follows: Stanley N. Pontius -- $334,126 and 4 years; Richard E.
    Weinman -- $195,487 and 39 years; F. Elden Houts -- $170,904 and 40 years; James J. Ashburn -- $178,435 and 19 years; and Rick L. Blossom -- $160,989 and 11 years.

(2) As a result of the provisions of the Internal Revenue Code and the Non-Qualified Insured Supplemental Retirement Plan, maximum annual compensation for which benefits will be paid under the pension plan is $254,000. Messrs. Pontius, Weinman, Ashburn and Blossom (but not Mr. Houts) participate in the Non-Qualified Insured Supplemental Retirement Plan implemented during 1994 pursuant to which benefits equal to the benefits which cannot be paid from the retirement plan by reason of limitations imposed under the Internal Revenue Code will be paid directly by the Corporation. (The Corporation has acquired life insurance contracts to provide the funds for these non-qualified benefits pursuant to the foregoing plan.)

                               PERFORMANCE GRAPH

     The following graph compares the total five year cumulative return of the Corporation with a group of comparable bank holding companies as an index of the Corporation's performance against certain Ohio, Indiana and Wisconsin companies in its industry and a broad market index known as the NASDAQ Market Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

      MEASUREMENT PERIOD                                         NASDAQ BROAD
    (FISCAL YEAR COVERED)            FFBC         PEER GROUP     MARKET INDEX
1990                                       100             100             100
1991                                    174.15          158.03          128.38
1992                                    211.46          216.98          129.64
1993                                    305.38          270.16          155.50
1994                                    323.62          276.54          163.26
1995                                    348.89          344.90          211.77

     The peer issuers in the table are CNB Bancshares, First Financial Bancorp., First Financial Corp., First Source Corp., Fort Wayne National, Irwin Financial, Mid-Am Inc., Old National Bancorp and Provident Bancorp. Each comparison to the Corporation has been weighted for stock market capitalization of each peer issuer. The peer group represents certain Ohio, Indiana and Wisconsin bank holding companies between $500 million and $3 billion in assets which have been public bank holding companies for more than five years.

     The broad market index is a compilation from the NASDAQ Market Index prepared on a total return basis with dividends reinvested and is composed of companies (U.S. and foreign) which have been public companies for five years or more.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Mr. Pontius, the President and Chief Executive Officer of the Corporation, is a director of Ohio Casualty Corporation. During 1995, Mr. Joseph Marcum, who is Chairman of the Board and a director of Ohio Casualty Corporation, served as Chairman of the Corporation's Compensation Committee, and Mr. Porter, who is Chief Financial Officer/Treasurer of Ohio Casualty Corporation, served on the Corporation's Compensation Committee. In addition, Mr. Patch, who is the President of Ohio Casualty Corporation, was a director of the Corporation during 1995. A banking subsidiary of the Corporation participates (with other banks) in a loan to Ohio Casualty Corporation, and such loan (a) was made in the ordinary course of business, (b) was made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present unfavorable features.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee's goal in setting executive compensation is to provide incentives to its executive officers to increase stockholder value. To achieve this goal, the Compensation Committee authorizes base salaries that are competitive with those set at bank holding companies of comparable size and performance and uses programs that personally reward executives for corporate financial results (i) that are above those of the comparable bank holding companies and (ii) that have benefited the Corporation's shareholders.

     The components of the Corporation's Executive Compensation program are base salary, a Performance Incentive Compensation Plan ("PIC") and the 1991 Stock Incentive Plan.

     In determining each executive officer's base salary, the Compensation Committee utilizes studies prepared by Wyatt Data Services of New York ("WDS") and The Ohio Bankers Association ("OBA") salary survey. The WDS survey compiles total compensation data based on asset size and geographic region, including salary ranges, by position, for over 128 banks located nationwide and of similar size to the Corporation. The WDS survey includes banks owned by several, but not all, of the peer group issuers of similar asset size and geographic region to the Corporation. The OBA survey sets forth commercial bank officer salaries in Ohio, Indiana, Michigan and Illinois. Since the WDS survey's data base is considerably larger than the OBA's data base, the Compensation Committee uses the WDS survey as its primary source for comparisons.

     After consideration of: (i) a comparison of the Corporation to other banks contained in the WDS and OBA surveys, and their size, profitability, number of officers and employees, officers' experience and officers' responsibilities;
(ii) historical compensation data for each of the executive officers; and (iii) the estimated maximum PIC payouts as a component of total compensation and its effect on base salary; the Compensation Committee determined the base salaries of the Chief Executive Officer and the other named executive officers and the full Board of Directors approved the Committee's recommendations. Mr. Pontius' 1995 compensation is below the WDS midpoint for chief executive officers for comparable banks. The Committee considers that the other four named executive officers are, in relation to WDS data, appropriately compensated for their respective levels of responsibility, performance, knowledge and experience.

     The PIC, established in February 1992, covered 42 key executives (including the named executive officers) of the Corporation and its affiliates. Payouts under the PIC are based on meeting or exceeding specific pre-set targets. Key officers are awarded points based on their level of success in reaching established targets. Each point achieved equals one percent of base salary of the participant to a pre-set maximum. For 1995, the targeted areas were net operating earnings combined with return on assets, control of non-interest expense, net interest margin, loan loss reserve and coverage, with such targeted areas being weighted differently depending on each executive officer's responsibilities. The maximum payouts for the named executive officers was as follows: Mr. Pontius-30 points, each of Messrs. Weinman and Houts-25 points, and each of Messrs. Ashburn and Blossom-20 points. Mr. Pontius and the other named executive officers received 100% of their maximum allowable points. For Mr. Pontius the targeted areas were weighted as follows: net operating earnings combined with return on assets (56%), control of non-interest expense (22%), net interest margin (19%) and loan loss reserve coverage (3%) (non-achievement of the target has a negative impact of up to 6%). The Compensation Committee approved the PIC targets and percentages, and the Board of Directors approved the Committee's recommendations. In addition, all employees of First National Bank of Southwestern Ohio received a year-end bonus equal to 4.0% of their base salary (except the named executive officers who received 3.5% as in the past and Mr. Houts who is not an employee of First National Bank of Southwestern Ohio and did not qualify for this bonus). The Board of Directors determines subjectively the amount of the bonus.

     The Corporation's 1991 Stock Incentive Plan provides incentive compensation to executive officers that is tied to the enhancement of shareholder value. The Compensation Committee determined and approved a restricted share grant for the Chief Executive Officer based on the Committee's subjective evaluation of the Chief Executive Officer's performance and the Committee's subjective judgment that the Corporation's profitability and overall 1995 financial performance was very good.

     Regarding the compensation of Mr. Pontius, President and Chief Executive Officer, based on the foregoing, Mr. Pontius received his base salary, a PIC award of $75,600 and a restricted share grant for 1,000 common shares.

     The Compensation Committee is aware of Section 162(m) of the Internal Revenue Code but believes that it has no application to the Corporation at the present time based on the present levels and the anticipated levels during the next few years of qualifying compensation paid to its executive officers.

                             COMPENSATION COMMITTEE

                 Joseph L. Marcum, Chairman     Vaden Fitton
                 Arthur W. Bidwell              Charles T. Koehler
                 Thomas C. Blake                Barry J. Levey
                 Richard J. Fitton              Barry S. Porter

                                 ANNUAL REPORT

     The Corporation's Annual Report for the year ended December 31, 1995, is being mailed to each shareholder with the Proxy and Proxy Statement.

                             SHAREHOLDER PROPOSALS

     If an eligible shareholder wishes to present a proposal for action at the next Annual Meeting of the Corporation, it shall be presented to management by certified mail, written receipt requested, not later than November 17, 1996, for inclusion in the corporation's Proxy Statement and form of Proxy relating to that meeting. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Proposals shall be sent to First Financial Bancorp.,
Attention: Michael R. O'Dell, Senior Vice President, Chief Financial Officer, and Secretary, 300 High Street, P.O. Box 476, Hamilton, Ohio 45012-0476.

                                 OTHER MATTERS

     Some of the officers and directors of the Corporation and the companies with which they are associated are customers of the banking subsidiaries of the Corporation. The loans to such officers and directors (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

     The subsidiaries of the Corporation have had and expect to have in the future, banking transactions in the ordinary course of business with directors, officers, principal stockholders, and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and greater than ten percent shareowners are required to furnish the Corporation with copies of all Forms 3, 4, and 5 they file.

     Based solely on the Corporation's review of the copies of such forms it has received, the Corporation believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995.

     The Corporation files annually with the Securities and Exchange Commission an annual report on Form 10-K. This report includes financial statements and schedules thereto. A SHAREHOLDER OF THE CORPORATION MAY OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 WITHOUT CHARGE BY SUBMITTING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

     FIRST FINANCIAL BANCORP.
     Attention: Michael R. O'Dell, Senior Vice President,
     Chief Financial Officer, and Secretary
     300 High Street
     P.O. Box 476
     Hamilton, Ohio 45012-0476

     Management and the Board of Directors of the Corporation know of no business to be brought before the meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Statement should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy on such matters in accordance with their best judgment.

     The expense of proxy solicitation will be borne by the Corporation. Proxies will be solicited by mail and may be solicited, for no additional compensation, by some of the officers, directors and employees of the Corporation or its subsidiaries, by telephone, telegraph or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares of the Corporation and will be reimbursed for their related expenses.

                                          By Order of the Board of Directors,

                                          /s/MICHAEL R. O'DELL
                                          -------------------------------
                                          Michael R. O'Dell, Senior Vice
                                          President,
                                          Chief Financial Officer, and Secretary

March 15, 1996

                                   APPENDIX A

     SECTION 2.2 NUMBER. The number of directors of the Corporation, which shall not be less than nine nor more than twenty-five, shall be fifteen until increased or decreased at any time by the affirmative vote of two-thirds of the whole authorized number of directors or, at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares which are represented at the meeting and entitled to vote on the proposal. Directors shall hold office in their respective classes for three-year terms. The election of directors shall be held at the annual meeting of shareholders for the class year of directors whose terms expire at the annual meeting, except that a majority of the directors in office at any time, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any director's office that is created by an increase in the number of directors or by a vacancy; provided, however, that in any period between annual meetings of shareholders, the directors will not increase the number of directors by more than three. A vacancy is created by the death, resignation, removal or incapacity of a director prior to the end of his term or by the failure of the shareholders at any time to elect the whole authorized number of directors. A director may be removed for cause. Cause is defined to exist if a court of law finds a director guilty of a felony or has breached his fiduciary duty under the laws of Ohio.

     FIRST FINANCIAL BANCORP.        P R O X Y

                           ANNUAL MEETING OF SHAREHOLDERS -- APRIL 23, 1996

        Each undersigned shareholder of First Financial Bancorp. (the "Corporation") hereby constitutes and appoints Robert E. Ireland and Q.R. Reeder, or either of them, with full power of substitution in each of them, the proxy or proxies of the undersigned to vote only at the Annual Meeting of Shareholders of the Corporation to be held at the Fitton Center for Creative Arts, 101 South Monument Avenue, Hamilton, Ohio 45011, on April 23, 1996, at 2:00 P.M., local time, and at any adjournment thereof, all of the shares of the Corporation which the undersigned would be entitled to vote if personally present at such meeting, or at any adjournment thereof:

                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEMS:

     1. Election of Directors

            / / FOR ALL NOMINEES LISTED BELOW           / / WITHHOLD AUTHORITY
                (EXCEPT AS MARKED TO THE CONTRARY BELOW)

        CLASS I TERM EXPIRING IN 1999: Arthur W. Bidwell, Carl R. Fiora,
                                       Vaden Fitton, Barry J. Levey and
                                       Stephen S. Marcum

        INSTRUCTION: To withhold authority to vote for any individual nominee, line through the nominee's name listed above.

     2. The amendment to the Corporation's Regulations

            / / FOR     / / AGAINST    / / ABSTAIN

     3. To consider and act upon, in their discretion, such other matters as may properly come before the meeting or any adjournment thereof.

                (Continued, and to be signed on the other side)

     (continued from other side)

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATION THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES FOR DIRECTOR.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. Receipt of the accompanying Proxy Statement is hereby acknowledged.

                                     Dated:__________________________________
                                     Number of Shares:_______________________
                                     ________________________________________
                                     ________________________________________
                                     SIGNATURE(S) OF SHAREHOLDER(S)

                                     THE SIGNATURE OR SIGNATURES TO THIS
                                     PROXY SHOULD BE THE SAME AS THE NAME
                                     OR NAMES WHICH APPEAR HEREON. PERSONS
                                     SIGNING IN A FIDUCIARY CAPACITY SHOULD
                                     GIVE FULL TITLE AS SUCH.

 PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.